UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 29, 2007
McKesson Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13252	94-3207296

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

McKesson Plaza, One Post Street, San Francisco, California	94104

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 415-983-8300
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events
     McKesson Corporation (the “Company”) today is providing to investors quarterly Recast Condensed Consolidated Income Information by Business Segment for Fiscal 2006 and Fiscal 2007. As described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 filed on May 9, 2007, beginning with the first quarter of fiscal 2008, we will report our operations in two segments: McKesson Distribution Solutions and McKesson Technology Solutions. This change resulted from a realignment of our businesses to better coordinate our operations with the needs of our customers. The factors for determining the reportable segments included the manner in which management evaluated the performance of the Company combined with the nature of the individual business activities. In accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information,” all prior period segment information has been reclassified to conform to this new presentation. Additional information regarding our new segments is as follows:
     The McKesson Distribution Solutions segment distributes ethical and proprietary drugs, medical-surgical supplies and equipment, and health and beauty care products throughout North America. We have combined two of our former segments known as our Pharmaceutical Solutions and Medical-Surgical Solutions segments into this new segment which reflects the increasing synergies the Company is seeking through combined back office activities and best-practice process improvements. This segment also provides specialty pharmaceutical solutions for biotech and pharmaceutical manufacturers, sells pharmacy software, and provides consulting, outsourcing and other services. This segment includes a 49% interest in Nadro, S.A. de C.V., the leading pharmaceutical distributor in Mexico and a 39% interest in Parata Systems, LLC, which sells automated pharmaceutical dispensing systems to retail pharmacies.
     The McKesson Technology Solutions segment (formerly known as our Provider Technologies segment) delivers enterprise-wide patient care, clinical, financial, supply chain, and strategic management software solutions, pharmacy automation for hospitals, as well as connectivity, outsourcing and other services, to healthcare organizations throughout North America, the United Kingdom and other European countries. The segment’s customers include hospitals, physicians, homecare providers, retail pharmacies and payors. We have added our Payor group of businesses, which includes our InterQual and clinical auditing and compliance software businesses and our disease and medical management programs to this segment. The change to move our Payor group to this segment from our former Pharmaceutical Solutions segment reflects our decision to more closely align this business with the strategy we are pursuing in our Technology Solutions segment to create value by promoting connectivity, economic alignment and transparency of information between payors and providers.
     Revenues for our Technology Solutions segment are classified in one of three categories: software and software systems, services and hardware. Software and software systems revenues primarily include revenues from licensing our software and software systems, including the segment’s clinical auditing and compliance and InterQual businesses. Service revenues primarily include fees associated with installing our software and software systems, as well as revenues associated with software maintenance and support, remote processing, disease and medical management, and other outsourcing and professional services.
Item 9.01   Financial Statements and Exhibits
   (d)   Exhibits

99.1	Recast Condensed Consolidated Income Information by Business Segment for Fiscal 2006 and Fiscal 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation
Dated: May 29, 2007	/s/ Jeffrey C. Campbell
Jeffrey C. Campbell
Executive Vice President, Chief Financial Officer and Principal Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document
99	Recast Condensed Consolidated Income Information by Business Segment for Fiscal 2006 and Fiscal 2007.